Selected Consolidated Financial Data
Balance Sheet Data:
(dollars in thousands)		 Dec 31,  Sep 30,   Jun 30,    Mar 31,	 Dec 31,
				 2009	  2009	    2009       2009	 2008
Cash and cash equivalents	 $ 8,124  $15,732   $19,819    $11,340	 $11,001
Securities available for sale	 130,241  135,222   131,329    127,718   127,248
Loans, net			 194,071  183,464   178,036    179,515   179,831
Deposits			 291,373  279,475   278,833    265,060   263,642
Repurchase agreements		   6,105    6,782     6,799 	 8,122    10,469
Federal Home Loan Bank advances	  27,000   27,000    24,000	25,000    21,000
Shareholders' equity	          38,903   39,395    37,861	37,766    36,881
Total assets	                 370,228  356,773   351,226    339,530   338,002


Income Statement Data:				     Year ended
(dollars in thousands, except per		Dec 31,	      Dec 31,
  share data)					2009	      2008	 Change

Interest income					$16,465	      $17,071     (3.5)%
Interest expense				  4,237	        5,785    (26.8)%
Net interest income				 12,228        11,286      8.3 %
Provision for loan losses		 	  1,829      	  482    279.5 %
Net interest income after provision for
  loan losses					 10,399        10,804     (3.7)%
Noninterest income				  2,972         2,333     27.4 %
Noninterest expense:
Salaries and employee benefits	                  5,279	        5,118      3.1 %
Data processing					    909		  947	  (4.0)%
Net occupancy					  1,056		  915	  15.4 %
Professional and consulting fees		    546		  412	  32.5 %
FDIC assessment					    605		   35	1628.6 %
Other						  2,969		2,746	   8.1 %
Total noninterest expense			 11,364	       10,173	  11.7 %
Income before income taxes		          2,007	        2,964    (32.3)%
Income taxes		                            398 	  770    (48.3)%
Net income					 $1,609	       $2,194    (26.7)%
Earnings per share, basic and diluted		  $0.73	        $1.00    (27.0)%
Weighted average shares outstanding	      2,202,457	    2,203,218

Income Statement Data:				 Three Months ended
(dollars in thousands, except per		Dec 31,	      Dec 31,
  share data)					2009	      2008	 Change

Interest income					$4,082	      $4,311       (5.3)%
Interest expense				   932	       1,375      (32.2)%
Net interest income				 3,150 	       2,936        7.3 %
Provision for loan losses		 	   902      	  98      820.4 %
Net interest income after provision for
  loan losses					 2,248         2,838      (20.8)%
Noninterest income				   976    	 609       60.3 %
Noninterest expense:
Salaries and employee benefits			 1,276 	       1,301	   (1.9)%
Data processing					   239		 218	    9.6 %
Net occupancy					   267		 239	   11.7 %
Professional and consulting fees		   144		 113	   27.4 %
FDIC assessment					    93		  11	  745.5 %
Other						   859		 724	   18.6 %
Total noninterest expense			 2,878	       2,606	   10.4 %
Income before income taxes		           346 		 841      (58.9)%
Income taxes		                            31 	         226      (86.3)%
Net income					 $ 315	       $ 615      (48.8)%
Earnings per share, basic and diluted            $0.14 	       $0.28      (50.0)%
Weighted average shares outstanding	     2,202,721	   2,202,368


Quarterly Earnings Summary
Previous Eight Quarters:
(dollars in thousands, except per
  share data)
					Sep 	  Sep	     Jun	Mar
					2009	  2009	     2009       2009
Interest income	 	            	$4,082	  $4,026     $4,149     $4,208
Interest expense		           932	     954      1,136      1,215
Net interest income			 3,150     3,072      3,013      2,993
Provision for loan losses		   902       576        228        123
Net interest income after provision for
  loan losses		             	 2,248 	   2,496      2,785      2,870
Noninterest income		           976       595        756        645
Noninterest expense		         2,878     2,806      2,945      2,735
Income before income taxes		   346	     285        596        780
Income taxes		                    31	      18        142        207
Net income		                  $315      $267       $454       $573
Earnings per share, basic and diluted    $0.14     $0.12      $0.21      $0.26
Cash dividends per share		 $0.08     $0.08      $0.08      $0.08
Weighted average shares outstanding  2,202,721 2,202,368  2,202,368  2,202,368

					Dec	    Sep	       Jun	 Mar
	                       		2008	    2008       2008      2008
Interest income		                $4,311      $4,294     $4,196    $4,270
Interest expense		         1,375       1,451      1,433     1,526
Net interest income		         2,936       2,843      2,763     2,744
Provision for loan losses		    98 	       126 	   71       187
Net interest income after provision for
  loan losses		                 2,838       2,717      2,692     2,557
Noninterest income		           609	       615	  517       592
Noninterest expense		         2,606       2,554      2,524     2,489
Income before income taxes		   841	       778	  685	    660
Income taxes		                   226         204        171	    169
Net income		                  $615        $574       $514	   $491
Earnings per share, basic and diluted    $0.28       $0.26      $0.23     $0.22
Cash dividends per share	         $0.16       $0.16      $0.16     $0.16
Weighted average shares outstanding  2,202,368   2,202,368  2,202,368 2,205,787